Exhibit 107
  CALCULATION OF FILING FEE TABLE

Registration Statement Form S-3
(Form Type)

Bally’s Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, $0.01 par value per share	Other	7,911,724	$13.49	$106,729,156.76	0.00014760	$15,753.22
	Total Offering Amounts					$106,729,156.76		$15,753.22
	Total Fees Previously Paid							$53,502.51
	Total Fee Offsets							$15,753.22
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed(3)	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Bally’s Corporation	S-3ASR	333-254450	March 18, 2021	$15,753.22 (3)	Equity, Common Stock	6,987,729	$490,398,821.22	-
Fee Offset Sources	Bally’s Corporation	S-3ASR	333-254450	March 18, 2021	-	-	-	-	$15,753.22

(1)    Consists of shares of our common stock issuable to the Selling Stockholder upon exercise of penny warrants to purchase common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the New York Stock Exchange on April 10, 2024, which date is a date within five business days prior to the filing of this registration statement.
(3)    On March 18, 2021, the registrant filed an automatically effective Registration Statement on Form S-3ASR (File No. 333-254450) (the “Prior Registration Statement). The Prior Registration Statement registered 6,987,729 shares of common stock held by selling stockholders named therein for resale by such selling stockholders, which were not sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets $15,753.22 of the $53,502.51 registration fee previously paid in connection with such unsold securities, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.